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                             CFI PROSERVES, INC.
                      CALCULATIONS OF NET INCOME PER SHARE
                    (in thousands, except per share amounts)

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
                                                    Three Months Ended September 30,
                                                      1997                      1996
                                               ----------------------    ----------------------
                                               Primary  Fully Diluted    Primary  Fully Diluted
                                               ------------------------------------------------
Weighted Average Shares Outstanding
  For The Period                                 4,936     4,936            4,846      4,846
Dilutive Common Stock Options Using The
  Treasury Stock Method                            186       192             348        348
                                               -----------------         ------------------
Total Shares Used For Per Share Calculations     5,122     5,128           5,194      5,194
Net Income (Loss) Applicable to Common Stock       913       913           1,468      1,468
                                               -----------------         ------------------
                                               -----------------         ------------------
Net Income (Loss) Per Common Share             $  0.18   $  0.18         $  0.28    $  0.28
                                               -----------------         ------------------
                                               -----------------         ------------------

                                                         Nine Months Ended September 30,
                                                          1997                     1996
                                                  -----------------------  -----------------------
                                                  Primary   Fully Diluted  Primary   Fully Diluted
                                                  -----------------------  -----------------------
Weighted Average Shares Outstanding
  For The Period                                   4,895        4,895         4,746     4,746
Dilutive Common Stock Options Using The
  Treasury Stock Method                              235          235           -         -
                                                 --------------------      ------------------
Total Shares Used For Per Share Calculations       5,130        5,130         4,746     4,746
Net Income (Loss) Applicable to Common Stock       3,104        3,104        (1,722)   (1,722)
                                                 --------------------      ------------------
                                                 --------------------      ------------------
Net Income (Loss) Per Common Share               $  0.61      $  0.61      $  (0.36) $  (0.36)
                                                 --------------------      ------------------
                                                 --------------------      ------------------
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